Exhibit 99.1

United Reports August 2017

Operational Performance

CHICAGO, September 8, 2017 – United Airlines (UAL) today reported August 2017 operational results.

UAL’s August 2017 consolidated traffic (revenue passenger miles) increased 2.3 percent and consolidated capacity (available seat miles) increased 2.4 percent versus August 2016. UAL’s August 2017 consolidated load factor decreased 0.2 points compared to August 2016.

Scott Kirby, president of United Airlines, said, “Our thoughts and prayers are with all of those affected by Harvey and those impacted or currently in the path of Hurricane Irma. We are doing all we can to assist during this extraordinary time, and we stand with all of those affected as they prepare and recover from these two unprecedented storms. Last month, faced with the devastating impacts of Harvey, as well as other operational issues, our employees rose to the test to make the most of a very challenging month. Thanks to the resilience and spirit of our dedicated employees, our operation in Houston has returned back to 100 percent today, ahead of schedule.”

About United

United Airlines and United Express operate approximately 4,500 flights a day to 338 airports across five continents. In 2016, United and United Express operated more than 1.6 million flights carrying more than 143 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 748 mainline aircraft and the airline’s United Express carriers operate 475 regional aircraft. The airline is a founding member of Star Alliance, which provides service to more than 190 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

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United Reports August 2017 Operational Performance / Page 2

Preliminary Operational Results

	August			Year-to-Date
	2017	2016	Change	2017	2016	Change
REVENUE PASSENGER MILES (000)
Domestic	11,474,838	11,038,126	4.0%	82,810,385	78,820,388	5.1%
Mainline	9,667,919	8,981,523	7.6%	68,304,971	63,216,700	8.0%
Regional	1,806,919	2,056,603	(12.1%)	14,505,414	15,603,688	(7.0%)
International	8,920,114	8,904,870	0.2%	63,065,426	62,431,009	1.0%
Atlantic	4,033,026	3,934,187	2.5%	24,381,385	24,403,472	(0.1%)
Pacific	3,137,243	3,170,592	(1.1%)	23,035,961	22,745,076	1.3%
Latin	1,749,845	1,800,091	(2.8%)	15,648,080	15,282,461	2.4%
Mainline	1,685,704	1,719,563	(2.0%)	15,060,517	14,660,448	2.7%
Regional	64,141	80,528	(20.3%)	587,563	622,013	(5.5%)
Consolidated	20,394,952	19,942,996	2.3%	145,875,811	141,251,397	3.3%

AVAILABLE SEAT MILES (000)
Domestic	13,443,106	12,830,282	4.8%	96,757,336	92,227,485	4.9%
Mainline	11,217,255	10,381,833	8.0%	79,119,993	73,633,033	7.5%
Regional	2,225,851	2,448,449	(9.1%)	17,637,343	18,594,452	(5.1%)
International	10,459,670	10,508,143	(0.5%)	79,185,424	77,780,487	1.8%
Atlantic	4,801,308	4,826,353	(0.5%)	31,928,945	32,262,883	(1.0%)
Pacific	3,628,052	3,599,738	0.8%	28,569,999	27,274,550	4.7%
Latin	2,030,310	2,082,052	(2.5%)	18,686,480	18,243,054	2.4%
Mainline	1,954,655	1,977,284	(1.1%)	17,884,020	17,377,741	2.9%
Regional	75,655	104,768	(27.8%)	802,460	865,313	(7.3%)
Consolidated	23,902,776	23,338,425	2.4%	175,942,760	170,007,972	3.5%

PASSENGER LOAD FACTOR
Domestic	85.4%	86.0%	(0.6) pts	85.6%	85.5%	0.1 pts
Mainline	86.2%	86.5%	(0.3) pts	86.3%	85.9%	0.4 pts
Regional	81.2%	84.0%	(2.8) pts	82.2%	83.9%	(1.7) pts
International	85.3%	84.7%	0.6 pts	79.6%	80.3%	(0.7) pts
Atlantic	84.0%	81.5%	2.5 pts	76.4%	75.6%	0.8 pts
Pacific	86.5%	88.1%	(1.6) pts	80.6%	83.4%	(2.8) pts
Latin	86.2%	86.5%	(0.3) pts	83.7%	83.8%	(0.1) pts
Mainline	86.2%	87.0%	(0.8) pts	84.2%	84.4%	(0.2) pts
Regional	84.8%	76.9%	7.9 pts	73.2%	71.9%	1.3 pts
Consolidated	85.3%	85.5%	(0.2) pts	82.9%	83.1%	(0.2) pts

ONBOARD PASSENGERS (000)
Mainline	10,071	9,407	7.1%	72,630	66,997	8.4%
Regional	3,386	3,771	(10.2%)	26,371	28,176	(6.4%)
Consolidated	13,457	13,178	2.1%	99,001	95,173	4.0%

CARGO REVENUE TON MILES (000)
Total	270,465	230,523	17.3%	2,124,940	1,769,859	20.1%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	63.0%	58.8%	4.2 pts
Mainline Completion Factor	95.9%	99.3%	(3.4) pts

1Based on mainline scheduled flights departing by or before scheduled departure time

Note: See Part II, Item 6 Selected Financial Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the definition of these statistics

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